Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.2 to the Registration Statement on Form S-1 of Microphase Corporation of our report dated October 3, 2016 relating to the financial statements of Microphase Corporation which appears in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in this registration statement.

/s/ Rosenberg Rick Baker Berman & Company

Somerset, New Jersey

December 1, 2016